Exhibit 99.1

For Immediate Release	Contact:	Kit M. Cole
Epic Bancorp
415-526-6400
kcole@epicbancorp.com

Kit Cole to Step Down from Epic Boards,
Taking Medical Leave of Absence

Long-Time Chairman Will Not
Stand for Board Re-election

San Rafael, CA—April 16, 2007- Kit M. Cole, executive chairman and former CEO of Epic Bancorp (the “Company”) (NASDAQ: EPIK), will take a medical leave of absence from the Company and not stand for re-election to the board of directors, it was announced today.

Cole, also chairman and former CEO of Tamalpais Bank, Epic’s wholly-owned subsidiary, said she has been told that she would require a kidney transplant within the next few months.

“I need to concentrate my energies on finding an O-positive kidney donor and on making people aware of how to become involved in organ transplant programs,” she said.

The medical leave of absence, effective immediately, also affects her status as a member of the board of directors of Tamalpais Bank and Epic Wealth Management.  Her current term on all three boards would have ended in June 2007.

The Company made no announcements regarding nominations to replace her on any of the boards.

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the parent company of Tamalpais Bank and Epic Wealth Management. The Company had $504 million in assets and $370 million in deposits as of December 31, 2006.  Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank

Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, operates seven branches in Marin County and a loan production office in Santa Rosa.  The branches are located in Corte Madera, Greenbrae, Mill Valley, Northgate, San Anselmo, San Rafael and Tiburon/Belvedere.

About Epic Wealth Management

Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management is located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, please call 415-526-4300.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business; and,  (7)other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties.  Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.